As filed with the Securities and Exchange Commission on July 14, 2005

Registration No. 333________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Commerce Energy Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	20-0501090 (I.R.S. Employer Identification No.)

600 Anton Boulevard, Suite 2000 Costa Mesa, California (Address of Principal Executive Offices)	92626 (Zip Code)

Stock Option Agreement dated April 29, 2005 between
Commerce Energy Group, Inc. and Ian B. Carter
(Full title of the plan)

Richard L. Boughrum
Senior Vice President and Chief Financial Officer
Commerce Energy Group, Inc.
600 Anton Boulevard, Suite 2000
Costa Mesa, California 92626
(Name and address of agent for service)

(714) 258-0470
(Telephone number, including area code, of agent for service)

Copies of all communications to:
John F. Della Grotta, Esq.
Paul, Hastings, Janofsky & Walker LLP
Seventeenth Floor
695 Town Center Drive
Costa Mesa, California 92626-1924
Tel: (714) 668-6200
Fax: (714) 979-1921

CALCULATION OF REGISTRATION FEE

		Proposed maximum	Proposed maximum
Title of securities	Amount to be	offering price	aggregate	Amount of
to be registered	registered(1)	per share(2)	offering price(2)	registration fee
Common Stock	2,500,000 shares	$2.50	$6,250,000	$736
Common Stock Rights (3)	—	—	—	—

(1)	This Registration Statement also relates to such additional and indeterminable number of shares of the Registrant’s as may become issuable due to adjustments for changes resulting from stock dividends, stock splits, recapitalizations, mergers, reorganizations, combinations or exchanges or other similar events.

(2)	In accordance with Rule 457(h)(1), the price of the securities is based on the actual price at which the options may be exercised.

(3)	The Common Stock Rights are granted pursuant to the Registrant’s stockholder rights plan, dated July 1, 2004. Until a triggering event thereunder, the rights trade with, and cannot be separated from, the Registrant’s common stock and will trade with the common stock of the Registrant. The value, if any, attributable to the Common Stock Rights is reflected in the market price of the common stock of the Registrant.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

     The following documents are hereby incorporated into this Registration Statement and made a part hereof by this reference:

(a)	The Registrant’s Annual Report on Form 10-K for the year ended July 31, 2004 filed with the Securities and Exchange Commission on November 15, 2004;

(b)	The Registrant’s Quarterly Report on Form 10-Q for the quarter ended October 31, 2004 filed with the Securities and Exchange Commission on December 15, 2004;

(c)	The Registrant’s Quarterly Report on Form 10-Q for the quarter ended January 31, 2005 filed with the Securities and Exchange Commission on March 17, 2005;

(d)	Amendment No. 1 to the Registrant’s Quarterly Report on Form 10-Q/A for the quarter ended January 31, 2005 filed with the Securities and Exchange Commission on June 14, 2005;

(e)	The Registrant’s Quarterly Report on Form 10-Q for the quarter ended April 30, 2005 filed with the Securities and Exchange Commission on June 14, 2005;

(f)	Amendment No. 2 to the Registrant’s Quarterly Report on Form 10-Q/A for the quarter ended January 31, 2005 filed with the Securities and Exchange Commission on July 12, 2005.

(g)	Amendment No. 1 to the Registrant’s Quarterly Report on Form 10-Q/A for the quarter ended April 30, 2005 filed with the Securities and Exchange Commission on July 12, 2005.

(h)	The Registrant’s Current Reports on Form 8-K, as filed with the Securities and Exchange Commission on August 9, 2004, August 23, 2004, September 24, 2004, November 12, 2004, November 15, 2004, November 19, 2004, November 29, 2004, December 8, 2004, December 15, 2004, December 27, 2004, January 12, 2005, January 19, 2005, February 3, 2005, February 4, 2005, February 10, 2005, March 1, 2005, March 7, 2005, March 21, 2005, April 22, 2005, April 27, 2005, May 12, 2005, June 14, 2005, June 16, 2005 and July 14, 2005;

(i)	The Registrant’s Definitive Proxy Statement dated December 3, 2004 filed with the Securities and Exchange Commission on December 8, 2004 in connection with the Registrant’s January 12, 2005 Annual Meeting of Stockholders; and

(j)	The description of the Common Stock, par value $.001 per share, of the Registrant and the common stock purchase rights, which is incorporated by reference into the Registrant’s registration statement on Form 8-A, filed with the Securities and Exchange Commission on July 6, 2004, pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

     In addition, all documents filed by the Registrant with the Securities and Exchange Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents with the Securities and Exchange Commission.

Item 4. Description of Securities.

     Not applicable.

Item 5. Interests of Named Experts and Counsel.

     Not applicable.

Item 6. Indemnification of Directors and Officers.

     Reference is made to the Amended and Restated Certificate of Incorporation of the Registrant, the Amended and Restated Bylaws of the Registrant and Section 145 of the Delaware General Corporation Law, which, among other things, and subject to certain conditions, authorize the Registrant to indemnify, or indemnify by their terms, as the case may be, the directors and officers of the Registrant against certain liabilities and expenses incurred by such persons in connection with claims made by reason of their being such a director or officer. Pursuant to this authority, the Registrant has entered into an indemnification agreement with each director and officer, whereby the Registrant has agreed to cover the indemnification obligations.

     The registrant maintains directors’ and officers’ insurance providing indemnification against certain liabilities for certain of the Registrant’s directors and officers.

     The indemnification provisions in the Registrant’s Amended and Restated Bylaws, and the indemnification agreements which may be entered into between the Registrant and its directors and officers, may be sufficiently broad to permit indemnification of the Registrant’s officers and directors for liabilities arising under the Securities Act.

     The Registrant has entered into indemnification agreements with each of its officers and directors that provide indemnification and expense advancement to the fullest extent permitted by Delaware law.

Item 7. Exemption From Registration Claimed.

     Not applicable.

Item 8. Exhibits.

Exhibit No.	Description
4.1	Form of Stock Option Agreement by and between Ian B. Carter and Commerce Energy Group, Inc., previously filed with the Securities and Exchange Commission as Exhibit 10.1 to the Registrant’s current report on Form 8-K filed with the Securities and Exchange Commission on April 22, 2005, which is incorporated herein by reference.

4.2	Amended and Restated Certificate of Incorporation of Commerce Energy Group, Inc. previously filed with the Securities and Exchange Commission as Exhibit 3.3 to the Registrant’s Registration Statement on Form 8-A filed with the Securities and Exchange Commission on July 6, 2004 (SEC File No. 001-32239), which is incorporated herein by reference.

4.3	Certificate of Designation of Series A Junior Participating Preferred Stock of Commerce Energy Group, Inc., dated July 1, 2004, previously filed with the Securities and Exchange Commission as Exhibit 3.4 to the Registrant’s Registration Statement on Form 8-A filed with the Securities and Exchange Commission on July 6, 2004 (SEC File No. 001-32239), which is incorporated herein by reference.

4.4	Amended and Restated Bylaws of Commerce Energy Group, Inc. previously filed with the Securities and Exchange Commission as Exhibit 3.6 to the Registrant’s Registration Statement on Form 8-A filed with the Securities and Exchange Commission on July 6, 2004 (SEC File No. 001-32239), which is incorporated herein by reference.

5.1	Opinion of Paul, Hastings, Janofsky & Walker LLP.

23.1	Consent of Paul, Hastings, Janofsky & Walker LLP (included in Exhibit 5.1).

23.2	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.

23.3	Consent of Deloitte & Touche LLP, Independent Auditors.

24.1	Power of Attorney (contained on the signature page).

Item 9. Undertakings

     The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

     (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

     (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

Provided, however, that paragraphs (1)(i) and (1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bone fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit of proceeding) is asserted by such director, officer of controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Costa Mesa, State of California, on July 14, 2005.

COMMERCE ENERGY GROUP, INC.
By:	/s/ RICHARD L. BOUGHRUM
Richard L. Boughrum
Senior Vice President and Chief Financial Officer

POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Richard L. Boughrum and Kenneth Robinson and each of them singly, such person’s true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in such person’s name, place and stead, in any and all capacities (including such person’s capacity as a director and/or officer of Commerce Energy Group, Inc.), to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact and agent, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:

Signature	Title	Date

/s/ PETER WEIGAND Peter Weigand	President and a Director (Principal Executive Officer)	July 14, 2005
/s/ RICHARD L. BOUGHRUM Richard L. Boughrum	Senior Vice President and Chief Financial Officer (Principal Financial Officer)	July 14, 2005
/s/ KENNETH L. ROBINSON Kenneth L. Robinson	Vice President and Corporate Controller (Principal Accounting Officer)	July 14, 2005
/s/ CHARLES E. BAYLESS Charles E. Bayless	Director	July 14, 2005
/s/ IAN B. CARTER Ian B. Carter	Director	July 14, 2005
/s/ GREGORY L. CRAIG Gregory L. Craig	Director	July 14, 2005
/s/ MARK S. JUERGENSEN Mark S. Juergensen	Director	July 14, 2005
/s/ ROBERT C. PERKINS Robert C. Perkins	Director	July 14, 2005

INDEX TO EXHIBITS

Exhibit
Number	Description
4.1	Form of Stock Option Agreement by and between Ian B. Carter and Commerce Energy Group, Inc., previously filed with the Securities and Exchange Commission as Exhibit 10.1 to the Registrant’s current report on Form 8-K filed with the Securities and Exchange Commission on April 22, 2005, which is incorporated herein by reference.

4.2	Amended and Restated Certificate of Incorporation of Commerce Energy Group, Inc. previously filed with the Securities and Exchange Commission as Exhibit 3.3 to the Registrant’s Registration Statement on Form 8-A filed with the Securities and Exchange Commission on July 6, 2004 (SEC File No. 001-32239), which is incorporated herein by reference.

4.3	Certificate of Designation of Series A Junior Participating Preferred Stock of Commerce Energy Group, Inc., dated July 1, 2004, previously filed with the Securities and Exchange Commission as Exhibit 3.4 to the Registrant’s Registration Statement on Form 8-A filed with the Securities and Exchange Commission on July 6, 2004 (SEC File No. 001-32239), which is incorporated herein by reference.

4.4	Amended and Restated Bylaws of Commerce Energy Group, Inc. previously filed with the Securities and Exchange Commission as Exhibit 3.6 to the Registrant’s Registration Statement on Form 8-A filed with the Securities and Exchange Commission on July 6, 2004 (SEC File No. 001-32239), which is incorporated herein by reference.

5.1	Opinion of Paul, Hastings, Janofsky & Walker LLP.

23.1	Consent of Paul, Hastings, Janofsky & Walker LLP (included with Exhibit 5.1).

23.2	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.

23.3	Consent of Deloitte & Touche, LLP, Independent Auditors.

24.1	Power of Attorney (contained on the signature page).